Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (“Amendment”), is made and entered into as of the 31st day of July, 2006, and shall be effective as of August 14, 2006 (the “Effective Date”), by and between CORPORATE OFFICE PROPERTIES, L. P. (the “Employer”), CORPORATE OFFICE PROPERTIES TRUST (“COPT”) and ROGER A. WAESCHE, JR. (the “Executive”).

RECITALS

A.   Executive and Employer executed an Employment Agreement dated September 12, 2002, as amended by that certain Amendment to Employment Agreement dated March 4, 2005 and that certain Second Amendment to Employment Agreement dated May 30, 2006, providing for the employment of the Executive by the Employer upon the terms and conditions therein stated.

B.   Employer has requested and Executive has agreed to serve as Executive Vice President and Chief Operating Officer and to relinquish his role as Chief Financial Officer, and the parties desire to enter into this Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of Executive’s continued employment under the Employment Agreement, and pursuant to paragraph 11(b) of the Employment Agreement, it is covenanted and agreed by and between the parties hereto as follows:

1.             EFFECTIVE DATE.   The Effective Date of this Agreement shall be August 14, 2006.

2.                                       AMENDMENT TO PARAGRAPH 2.   The first sentence of Section 2 of the Employment Agreement is deleted and the following is inserted in lieu thereof:

As of August 14, 2006, the Employer hereby employs the Executive as Executive Vice President and Chief Operating Officer, or in such other capacity as shall be mutually agreed between the Employer and the Executive.

3.             NO OTHER AMENDMENTS.  With the exception of paragraph (2) of the Employment Agreement, this Amendment does not affect or otherwise supersede any other provisions of the Employment Agreement or otherwise limit its enforceability in any way.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

“Employer”	“Executive”
CORPORATE OFFICE PROPERTIES L. P.
Maryland limited liability company
By: Corporate Office Properties Trust,
General Partner

By:	/s/ Randall M. Griffin	/s/ Roger A. Waesche, Jr.
	Randall M. Griffin,	Roger A. Waesche, Jr.
President and CEO

CORPORATE OFFICE PROPERTIES TRUST
a Maryland estate investment trust

By:	/s/Randall M. Griffin
Randall M. Griffin,
President and CEO